Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contacts:
Kelly Barry (617) 995-9033 (media)
Teri Dahlman (617) 995-9807 (investors)

IDENIX REPORTS POSITIVE INTERIM DATA FOR
HCV NUCLEOTIDE INHIBITOR, IDX184

•	No serious adverse events observed in phase IIb study of IDX184; Data Safety Monitoring Board (DSMB) recommends continuation of the clinical trial

•	In the 100 mg IDX184 arm, 73% of patients achieved a rapid virologic response (RVR) and 87% were undetectable at most recent visit; In the 50 mg IDX184 arm, 63% of patients achieved an RVR and 94% were undetectable at most recent visit

•	Management to host conference call webcast at 5:30 a.m. PT/8:30 a.m. ET today

CAMBRIDGE, Mass., January 9, 2011 — Idenix Pharmaceuticals, Inc. (NASDAQ:IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced interim data from a 12-week phase IIb clinical trial of IDX184, the Company’s lead product candidate for the treatment of hepatitis C virus (HCV) infection. IDX184, a pan-genotypic oral nucleotide polymerase inhibitor, has demonstrated a high barrier to resistance in vitro and potent antiviral activity in both preclinical and clinical studies.

IDX184 Phase IIb Study Design
In July 2011, the Company initiated enrollment of treatment-naïve genotype 1 HCV-infected patients into a randomized, double-blind, parallel group phase IIb clinical trial of IDX184. The study features two treatment arms, either 50 mg or 100 mg of IDX184 administered once-daily for 12 weeks, each arm in combination with pegylated interferon and ribavirin (PegIFN/RBV). Study objectives include safety and tolerability, and antiviral activity endpoints.

IDX184 Phase IIb Interim Study Results
The first 31 patients have completed 28 days of treatment, and the interim data have shown that IDX184 was well-tolerated and that there were no serious adverse events associated with therapy. The side effect profile was consistent with that seen with PegIFN/RBV. The independent DSMB has reviewed the data for the first 31 patients and has recommended continuing enrollment of the study. The Company has submitted the interim data, along with the DSMB’s recommendations, to the U.S. Food and Drug Administration (FDA) and is requesting the continuation of this study and removal of the partial clinical hold for IDX184.

RVR findings demonstrated that 73% of patients in the 100 mg IDX184 arm (n=15) and 63% in the 50 mg arm (n=16) had undetectable virus (LLOQ < 25 IU/ml) at 28 days. Currently 87% of patients in the 100 mg arm and 94% in the 50 mg arm had undetectable virus at a median of 8 weeks of treatment. There have been no virologic breakthroughs observed in the study to date.

“These interim results are encouraging as they confirm the antiviral activity and safety of IDX184 in combination with pegylated interferon and ribavirin,” Eric Lawitz, M.D., of Alamo Medical Research, Camden Medical Center, stated. “Nucleotide drugs such as IDX184 are becoming an important component in the rapidly evolving treatment regimens for HCV. Eventually, the goal for treatment will be to reduce or eliminate reliance on interferon and to shift to all oral combinations of direct-acting antiviral agents that can reduce potential side effects and decrease the amount of time on therapy.”

Ron Renaud, President and Chief Executive Officer of Idenix, commented, “We are very pleased with the interim results for IDX184 and with the progress we made in 2011 across our programs. In 2012, we will build on this progress and believe we are well positioned to play a major role in treating HCV patients for the foreseeable future.”

ABOUT IDX184
IDX184 is an unpartnered, novel, liver-targeted nucleotide prodrug of 2’-methyl guanosine, which includes Idenix’s proprietary liver-targeting technology. This technology enables the delivery of nucleoside monophosphate to the liver, leading to the formation of high levels of nucleoside triphosphate, potentially maximizing drug efficacy and limiting systemic side effects with low, once-daily dosing. IDX184 is currently being developed under a partial clinical hold.

ABOUT IDENIX
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

CONFERENCE CALL AND WEBCAST INFORMATION
Idenix will hold a conference call today at 8:30 a.m. ET. To access the call, please dial (877) 640-9809 (U.S./Canada) or (914) 495-8528 (International) and enter passcode 40631574. A slide presentation will accompany the conference call and can be accessed on the Investor section of the Idenix website at www.idenix.com. Please log on approximately 10 minutes prior to the start of the call to ensure adequate time for any downloads that may be necessary.

A replay of the conference call and webcast will be available until January 23, 2012, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International) and enter the passcode 40631574.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX184 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of hepatitis C; the likelihood and success of any future clinical trials involving our drug candidates; and expectations with respect to funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the Company’s dependence on its collaboration with Novartis Pharma AG; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release  (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

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